SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 17, 1999



                      United Pan-Europe Communications N.V.
               (Exact Name of Registrant as Specified in Charter)

        The Netherlands              000-25365                   98-0191997
(State or other jurisdiction of   (Commission File              (IRS Employer
        incorporation)                 Number)                 Identification #)



                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                     (Address of Principal Executive Office)


                                (31) 20-778-9840
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
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         On February 17, 1999,  United  Pan-Europe  Communications  N.V. ("UPC")
acquired the remaining 49% of United Telekabel Holding N.V. ("UTH") that it did not own. This transaction completed the purchase of a 100.0% interest in N.V. TeleKabel Beheer from N.V. Nuon Energie-Onderneming voor Gelderland, Friesland en Flevoland ("NUON") in which a 51.0% interest was initially acquired in connection with the formation of UTH on August 6, 1998. UPC purchased the interest from NUON for euro235,085,926 (NLG518,061,207). In addition, UPC repaid NUON and assumed from NUON a euro15,101,253 (NLG33,278,783) subordinated loan, including accrued interest, owed by UTH to NUON. The purchase of NUON's interest and payment of the loan were funded with proceeds from UPC's initial public offering. Following the acquisition UPC indirectly owns 100% of UTH. UTH owns and operates cable-based communications networks in The Netherlands.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(a),(b)   FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

          The historical financial statement information and pro forma financial statement information required to be presented in this Form 8-K are included in the Registrant's previously filed Registration Statement on Form S-1 (Registration No. 333-67895).

(c)       EXHIBITS

10.1 Share Purchase Agreement dated as of January 19, 1999, among UPC, Belmarken Holding B.V., UPC Intermediates B.V., N.V. Nuon Energie-Onderneming voor Gelderland, Friesland en Flevoland, N.V. Kraton, and UTH, as amended by letter agreements dated January 19 and 25, 1999.(1)

10.2      Final  Amendment to Share Purchase  Agreement dated as of February 17,
          1999.


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(1)  incorporated by reference  from  Amendment No. 6 to the Company's  Form S-1
Registration Statement dated February 4, 1999 (Registration No. 333-67895).



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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.



DATE:  March 4, 1999                By: /s/ J. Timothy Bryan
                                        -------------------------------------
                                        J. Timothy Bryan
                                        President and Chief Financial Officer








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